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Exhibit 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8, as filed with the Security and Exchange Commission on April 4, 2005, of our report dated December 1, 2004, appearing in the Annual Report on Form 10-K/A of Globix Corporation for the year ended September 30, 2004.



/s/ Amper, Politziner & Mattia, P.C.
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Edison, New Jersey
May 19, 2005